UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  June 28, 2011

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33491	75-2873882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

381 Teaneck Road
Teaneck, New Jersey 07666

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (201) 530-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 28, 2011, certain affiliates and a consultant (the “Lenders”) of Green Energy Management Services Holdings, Inc. (the “Company”) provided the Company with short-term bridge financing in the amount of $108,000 (the “Loan”).  The Loan is not evidenced by a promissory note and does not bear interest.  The Company intends to repay the Loan from the proceeds of a third-party financing that it hopes to obtain within approximately the next 30 days.  There can be no assurance as to the amount of any such financing or that any such financing will be available to the Company within such period, on satisfactory terms and conditions or at all.  If the Company does not receive such financing proceeds, the Company intends to proceed to negotiate terms of repayment of the Loan with the Lenders and to execute formal Loan documentation.  The Company plans to use the proceeds of the Loan for general corporate purposes.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

Dated: July 1, 2011	/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer